SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  Form 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): April 22, 1998

                         Ivex Packaging Corporation
           (Exact same of registrant as specified is its charter)

       Delaware                      33-61704             79-0171625
 (State or other jurisdictions  (Commission File No.)    (IRS Employer
 of incorporation)                                       Identification No.)

             100 Tri-State Drive, Lincolnshire, Illinois 60069
                  (Address of principal executive office)

     Registrant's telephone number, including area code: (847) 945-9100



 ITEM 2.   Acquisition or Disposition of Assets.

      On April 22, 1998, Package Acquisition, Inc., a Minnesota corporation (the "Purchaser") and an indirect wholly-owned subsidiary of Ivex Packaging Corporation ("Parent"), completed its cash tender offer for all of the outstanding shares of common stock of Ultra Pac, Inc. ("Ultra Pac").
 Ultra Pac designs, manufactures, markets and sells plastic containers and
 packaging for the food industry.    Ultra Pac will continue its operations
 as an indirect subsidiary of Parent.

      The Purchaser accepted approximately 3.5 million shares tendered for payment at $15.50 per share for a total purchase price of approximately $54.25 million. The acceptance of these shares resulted in the Purchaser acquiring approximately 93% of the outstanding shares of common stock of Ultra Pac. On April 23, 1998, the Purchaser merged with and into Ultra Pac and all remaining shares of Ultra Pac common stock were converted into the right to receive $15.50 in cash. The purchase price for Ultra Pac shares was determined pursuant to arms'-length negotiations between the parties, and was based on a variety of factors including the anticipated earnings and cash flows of the Ultra Pac businesses. Parent's source of funds for the acquisition was available borrowings under existing credit facilities of IPC, Inc., Parent's principal operating subsidiary, with NationsBank, N.A. and other lenders, which provides for maximum borrowings of an aggregate principal amount of up to $475.0 million, consisting of term loans of $300.0 million and a revolving credit facility of up to $175.0 million. For more information regarding the credit facilities, please see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" of Parent's Annual Report on Form 10-K for the year ended December 31, 1997, which section is hereby incorporated by reference herein.

      Parent and certain of its subsidiaries have from time to time engaged in commercial transactions with Ultra Pac in the ordinary course of each party's business. Except for such commercial transactions, prior to the acquisition, there was no material relationship between Parent and Ultra Pac.

      More complete details of the acquisition are provided in the Agreement and Plan of Merger, dated March 23, 1998, which is incorporated herein by reference.


 ITEM 7.   Financial Statements, Pro Forma Financial Information and
           Exhibits.

      (a)-(b) Not applicable.

      (c)  Exhibits

      2.1 Agreement and Plan of Merger, dated March 23, 1998, by and among Ivex Packaging Corporation, Package Acquisition, Inc. and Ultra Pac, Inc. (incorporated by reference to Exhibit (c)(1) of the Schedule 14D-1 filed March 26, 1998, by Parent and Purchaser).

      99.1 Exhibits 10.30 to 10.38 to Parent's Annual Report on Form 10-K for the year ended December 31, 1997 (incorporated herein by reference to Parent's Annual Report on Form 10-K for the year ended December 31, 1997).


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date  May 6, 1998             By /s/ G. Douglas Patterson
                                  ______________________________
                                  Name:  G. Douglas Patterson
                                  Title: Vice President and General Counsel